Exhibit 99.1

EnerJex Resources Stockholders Vote in Favor of Merger

with AgEagle Aerial Systems

SAN ANTONIO, TX – March 21, 2018 - EnerJex Resources, Inc., (NYSE American: ENRJ) announced today that its stockholders have voted to approve, among other proposals, the issuance of the Company’s common stock in connection with the Company’s proposed merger with robotic drone company AgEagle Aerial Systems.

The proposed merger and financing, which was announced in October, 2017, will provide significant working capital for AgEagle, an agriculture focused drone and aerial imagery analytics company. The merger is expected to close in the next week at which time the Company’s name will change to AgEagle Aerial Systems Inc. and the ticker symbol will also change to “UAVS.”

“On behalf of the EnerJex Board of Directors, I would like to thank our stockholders for their support for the merger and throughout our business transformation,” said Louis Schott, CEO of EnerJex. “AgEagle products are designed to improve centuries old farming methodologies through the use of GPS technology, high-resolution aerial imagery, computer learning and robotics. The precision agriculture industry offers a rich opportunity to develop a high-growth technology business that provides farmers with impactful insights using computer driven analysis of high resolution aerial imagery.”

Nine proposals were presented to the stockholders of EnerJex at the special meeting held on March 21, 2018, all of which were approved. The final voting results of each proposal will be disclosed in a Current Report on Form 8-K, to be filed with the SEC. In addition to Proposal 1, the issuance of merger shares, the shareholders also voted favorably for Proposal’s 2-9, including: To amend the Series A Preferred Stock; To Change the Name of the Company; To Approve the Omnibus Stock Plan; To Approve the Issuance of Shares to Current Employees and Directors; To Approve Conversion of the Series C Preferred Stock; To Approve Conversion of the Series A Preferred Stock; To Approve the Issuance of Stock for the Private Placement; and to Adjourn the Shareholder Meeting if necessary.

The Company plans to conduct a 25 for 1 reverse stock split, which was approved by shareholders on April 27, 2017, prior to the closing of the merger.

Forward-Looking Statements

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

Apart from statements of historical fact, the text of this press release constitutes forward-looking statements within the meaning of the U.S. securities laws, and is subject to the safe harbors created therein. These statements include, but are not limited to, statements regarding the future business operations of EnerJex Resources, Inc. (the “Company”), the prospect for development of AgEagle Aerial Systems’ drone devices, the possibility of a merger transaction between the companies, and possible benefits from such a merger for the companies and their respective stakeholders. These forward-looking statements speak only as of the date of this news release. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. The Company’s actual results may vary materially from those contemplated in such forward-looking statements due to risks and uncertainties to which the Company is subject, including uncertainties about the parties’ ability to complete the merger; uncertainties concerning the sufficiency of the Company’s remaining funds to continue operations; uncertainties regarding the negotiation with the Company’s lenders; uncertainties as to whether AgEagle will become profitable; and other factors that are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2017, the Company’s Form 8-K filed on October 20, 2017and the Company’s Proxy Statement/Prospectus dated February 14 , 2018.